Exhibit 10.15

Amendment to Employment Agreement

This Amendment (the "Amendment") to the Employment Agreement signed on August 31, 2012 (the “Employment Agreement”), by and between Taboola.Com Ltd., a company organized under the laws of the State of Israel, company number 51-387068-3 (the “Company”) and Eldad Maniv, ID number [*], residing at [*] (the “Employee”), is executed as of this 24 day of January, 2021.

WHEREAS, the Company and the Employee are parties to the Employment Agreement; and

WHEREAS, the Company and the Employee wish to amend the Employment Agreement to reflect such understandings and other amendments as set forth herein effective as of the Commencement Date;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Amendment to the Employment Agreement.

1.1	Section 7(b) of the Agreement shall be deleted and replaced in its entirety with the following:

“The Employee acknowledges that all “Work Product” (as defined below) is “work made for hire”, will be the sole and exclusive property of the Company and the Employee hereby waives any right or title therein whatsoever. “Work Product” shall include all kinds of intellectual property, service inventions, discoveries, developments, improvements, formulae, processes, algorithm, codes (either in a binary or in a source configuration), research, know-how, technology, ideas, trade secrets, Digital and Social Media Assets (and all whether or not patentable or registerable under copyright or any similar laws), which are created, invented, performed, developed or raised as an idea or implemented or learned by the Employee, either personally or together with others: (a) as a result of the Employee’s employment with the Company; and (b) which is related to the Company’s business (as conducted or as expected to be conducted during Employees' employment with the Company. For the purpose of this Agreement the term “Digital and Social Media Assets” means pages, accounts, databases or profiles in all media, platform or service (including any social network, internet website and/or application) created per the Company’s request or within the scope of the Employee’s employment with the Company, whether explicit or not, contact information or login, and any other information necessary or useful to provide full access to pages, accounts, databases and profiles as stated, correspondence on any digital platform, followers, user networks, connections, information or statistics on followers and users, content, publications and any other information, rights and data required to manage and operate any of the foregoing assets.”

1.2	To the end of Section 8(a), the following definition shall be added:

"The “Field” shall mean “any platform for recommending content on publisher sites and/or to content distribution”."

2.	General

2.1
This Amendment shall be deemed to all intents and purposes as an integral part of the Employment Agreement and/or any amendment thereof. All capitalized terms used in this Amendment and not defined hereto, shall have the meanings attributed to them in the Employment Agreement. In the event of any inconsistency between the provisions of this Amendment and the provisions of the Employment Agreement and/or any amendment thereof, this Amendment shall prevail. Except as provided explicitly hereto, all other provisions of the Employment Agreement shall continue to be in full force and effect, mutatis mutandis.

2.2	This Amendment supersedes all prior agreements, written or oral, between the Parties relating to the subject matter of this Amendment.

2.3	This Amendment is effective as of the Commencement Date of the Employment Agreement.

2.4
The Employee hereby represents and confirms that he has read this Amendment, and that he received any and all clarifications and explanations he requested, understand its contents, meaning and consequences, and is executing this Amendment of his own free and un-coerced will, without any duress or undue influence on the part or behalf of the Company or any third party, and after he had the opportunity to consult with his own counsel and/or legal or other advisors.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment (which may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument) to be duly executed and delivered on and as of the date first written above.

COMPANY:		EMPLOYEE:
Taboola.Com Ltd.		Eldad Maniv

By:	/s/ Zvika Rimon
Name:	Zvika Rimon	Signature:	/s/ Eldad Maniv
Title:	Chairman of the BoD

[Signature Page- Taboola.Com Ltd. – Amendment to Employment Agreement (Eldad Maniv)]